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                                                              Exhibit 10.8

                      FIRST AMENDMENT TO THE LEASE
                                   FOR
                             INTRAWARE, INC.

THIS FIRST AMENDMENT TO THE LEASE (the "First Amendment") is made and entered into as of this 5th day of May, 1997, by and between Sleep Hollow Investment Company I, a general partnership ("Landlord") and Intraware, Inc., a Delaware corporation ("Tenant").

WHEREAS, pursuant to that certain office Lease dated August 23, 1996 (hereinafter referred to as "the Lease"), Landlord leased to Tenant and Tenant leased from Landlord the premises located at 25 Orinda Way, Suite 101 in the City of Orinda, County of Contra Costa, State of California, all as more particularly described in the Lease (the "Premises"); and

WHEREAS, Landlord and Tenant desire to amend the Lease to incorporate additional leased premises commonly known as Suite 310.

NOW, THEREFORE, for a valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree to further amend the Lease as follows:

     1.   Premises:               The leased premises shall be increased by
                                  approximately 1,940 rentable square feet
                                  (Suite 310) from 6,466 rentable square feet
                                  (Suite 101) to 8,406 rentable square feet
                                  (Suite 101 + 310).

     2.   Term/Commencement:      The terms of this First Amendment shall
                                  commence July 1, 1997 and shall expire with the Lease on September 1, 1998.

     3.   Base Rent:              The base monthly rent shall increase for
                                  the period June 1, 1997 through September
                                  30, 1997 by $4,260.00 per month ($2.20 x
                                  1,940 square feet) to $14,929.00 per month.
                                  Effective October 1, 1997 the rent shall adjust pursuant to the Lease from $14,929.00 per month to $15,575.00 per month.

     4.   Operating Expenses:     The 1,940 square feet (Suite 310) of
                                  Tenant's premises shall be full service and Landlord shall waive the operating expenses for same.

     5.   Tenant Improvements:    Landlord shall, at Landlord's sole cost and
                                  expense, provide new carpet and paint for the additional leased premises (Suite 310 only).

     6.   Parking:                Pursuant to the attached parking plan,
                                  Tenant's designated parking shall be
                                  increased by 7 stalls from 21 to a total of 28 spaces.

Except as set forth in this First Amendment to the Lease, the Lease shall remain unmodified and in full force and effect and is incorporated herein by reference. In the event of any conflict between the terms of the Lease and the terms of this First Amendment to the Lease, the terms of this First Amendment to the Lease shall control.

This First Amendment to the Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors, assignees and representatives.

LANDLORD:                               TENANT:

SLEEPY HOLLOW INVESTMENT CO. I,         INTRAWARE, INC.,
a general partnership                   a Delaware Corporation

By:   /s/ Adam T. Henderson             By:   /s/ Peter H. Jackson
    ----------------------------            -------------------------------
       Adam T. Henderson                       Peter H. Jackson

Its:     President                      Its:    Chief Executive Officer
     ---------------------------             ------------------------------

Date:      5/27/97                      Date:             5/21/97
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